UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2025

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25510 Commercentre Drive Lake Forest, California		92630
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Share Repurchase Authorization

On May 16, 2025, STAAR Surgical Company (the “Company”) issued a press release announcing that its Board of Directors had authorized a share repurchase program under which the Company may repurchase up to $30 million of its outstanding common stock. Under the program, the Company may repurchase shares in the open market, through privately negotiated transactions, by entering into structured repurchase agreements with third parties, by making block purchases, and/or pursuant to Rule 10b5-1 trading plans. The timing, manner, price, and amount of any repurchases under the program will be determined by the Company in its discretion, subject to market conditions, legal requirements, and other considerations. The Company is not obligated to repurchase any specific number of shares, and the program may be modified, suspended, or discontinued at any time, without prior notice. The share repurchase program is expected to continue over the next six months, unless extended or shortened by the Board of Directors. A copy of the press release announcing the share repurchase program is attached hereto as Exhibit 99.1.

China Regulatory Approval

On May 14, 2025, the National Medical Products Administration (NMPA) in China approved the Company’s EVO+ Toric Implantable Collamer Lens (EVO+ TICL) for marketing and sale in China. The EVO+ TICL is indicated for use in phakic eye treatment in patients 21-45 years of age for the correction and reduction of myopia in patients ranging from -0.5D to -18.0D with less than or equal to 6.0D of astigmatism. The Company has been marketing and selling its EVO ICL (toric and spheric) in China since 2014. The EVO+ ICL, which has a larger optical zone than the EVO ICL, was approved by the U.S. FDA in March 2022. The Company has also submitted an application with the NMPA for its EVO+ spheric ICL, which remains pending. As previously disclosed, the Company has been working to ready its Switzerland manufacturing facility for production of EVO and EVO+ ICLs for marketing and sale in China. The Company’s ability to produce ICLs in Switzerland for China remains subject to manufacturing validations and receipt of all required approvals.

The information furnished herewith pursuant to Item 8.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information in Item 8.01 of this Current Report and Exhibit 99.1 shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this Current Report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release of the Company dated May 16, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

May 16, 2025	By:	/s/ Stephen C. Farrell
Stephen C. Farrell
Chief Executive Officer